Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter of 2019

Net income was $3.5 million for the second quarter and $7.0 million for the first six months of 2019.

Conference Call on Friday, July 26, 2019, at 10:00 a.m. Eastern Time

Richmond, VA, July 26, 2019 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter and first six months of 2019.

Income Statement- Three Months ended June 30, 2019 compared with Three Months ended March 31, 2019

•	Net income of $3.5 million for the second quarter of 2019 is an increase of $41,000, or 1.2%, on a linked quarter basis.
•	Interest and fees on loans increased $221,000, or 1.8%.
•	Interest expense increased $225,000, or 6.1%.
•	Noninterest income increased $437,000, or 43.1%.
•	There was a provision for loan losses of $125,000 in the second quarter of 2019.
•	Basic and diluted earnings per common share were $0.16 in each of the first and second quarters of 2019.
•	Return on average assets, annualized, was 1.01% and return on average equity, annualized, was 9.79% in the second quarter.

Income Statement- Six Months ended June 30, 2019 compared with Six Months ended June 30, 2018

•	Net income of $7.0 million is an increase of $671,000, or 10.5%.
•	Interest income of $31.7 million is an increase of $3.1 million, or 10.9%.
•	Interest and fees on loans increased $2.8 million, or 12.7%.
•	Net interest income increased $1.0 million, or 4.4%.
•	Return on average assets, annualized, was 1.01% and return on average equity, annualized, was 9.90% for the first six months of 2019.

Income Statement- Three Months ended June 30, 2019 compared with Three Months ended June 30, 2018

•	Net income of $3.5 million for the second quarter of 2019 is a decrease year-over-year of $238,000, or 6.3%.
•	Interest and dividend income increased $1.4 million, or 9.6%, in the second quarter of 2019 over the same period in 2018, led by interest and fees on loans, which increased $1.3 million, or 11.3%.
•	Net interest income increased $353,000, or 3.0%, year-over-year.
•	Noninterest income increased by $316,000, or 27.8%.
•	One-time costs were $254,000 in the second quarter of 2019 and included $210,000 associated with the closing of an underperforming branch and $44,000 in one-time pension costs from a senior officer retirement.
•	Net interest margin has remained stable at 3.69% in the second quarter compared with 3.73% the same period one year ago.

Balance Sheet- Year-over-Year June 30, 2019 compared with June 30, 2018

•	Loans grew $56.9 million, or 5.9%, from $967.4 million at June 30, 2018 to $1.024 billion at June 30, 2019.
•	Noninterest bearing deposits grew $28.4 million, or 18.7%, year-over-year and totaled $180.4 million, representing 14.8% of total deposits, an increase from 13.5% one year ago.
•	Deposits increased $92.3 million, or 8.2%.
•	Federal Home Loan Bank borrowings declined $42.0 million, in part, due to growth in noninterest bearing accounts.
•	Other real estate owned was $983,000 at June 30, 2019, down from $3.1 million at June 30, 2018.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The Company experienced better than expected balance sheet growth as total assets were $31.9 million higher than the prior quarter end and $77.3 million higher year over year. The second quarter was characterized by sound loan growth in terms of both size and quality, strong demand deposit growth, and increased noninterest income. Total loans grew $56.9 million since June 30, 2018, and the yield on loans increased by 26 basis points from the second quarter of 2018. Additionally, noninterest bearing deposit growth exceeded expectations, ending the quarter at $180.4 million, up over 18% year over year.”

Mr. Smith added, “The increase in demand deposit accounts also helped to increase our noninterest income. Unfortunately, our noninterest expenses were slightly elevated for the quarter from some one-time termination expenses associated with a branch closure, but this will help lower overall operating costs going forward.”

Commenting on credit quality Mr. Smith noted, “During the current quarter, the Company recorded a slight provision driven by the growth in loans, and coupled with a recovery, the allowance is 80% of nonaccrual loans. Total nonperforming assets have remained stable, ending the quarter at $12.0 million.”

Smith concluded, “We continue to experience meaningful franchise growth and believe that our opportunities for both internal and external growth remain consistently strong. We will continue to emphasize core demand deposits, and we will remain diligent in monitoring the interest rate environment to protect our earnings no matter what comes of the future interest rate environment. We plan to continue in a steady and measured approach to achieve our objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and continuing to increase shareholder value.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income increased $41,000 and was $3.5 million for each of the second quarter of 2019 and the first quarter of 2019. Earnings per common share, basic and fully diluted, were $0.16 per share in each of the three months ended June 30, 2019 and March 31, 2019. Net income was affected on a linked quarter basis by an increase in noninterest income of $437,000, fueled by an increase of $252,000 in securities gains and offset by an increase of $151,000 in noninterest expense, $125,000 in provision for loan losses and a decline of $125,000 in net interest income. Noninterest expenses in the second quarter were impacted by one-time charges of $254,000 related to a branch closing and pension expense. The decline in net interest income was driven by an increase of $225,000 in interest expense.

Year-Over-Year Six Months

Net income increased $671,000 and was $7.0 million for the first six months of 2019 compared with $6.4 million for the same period in 2018. This is an increase of 10.5%. Increases were in interest and dividend income, which increased by $3.1 million, or 10.9%, and noninterest income, which increased by $297,000, or 13.7%. Offsetting these increases to net income were increases of $2.1 million in interest expense, $278,000 in noninterest expense and $234,000 in income tax expense.

Year-Over-Year Quarter

Net income of $3.5 million for the second quarter of 2019 was a decrease of $238,000, or 6.3%, compared with second quarter 2018 net income of $3.8 million. Interest and dividend income increased by $1.4 million in the second quarter of 2019 compared with the same period in 2018, driven by interest and fees on loans, which increased $1.3 million. Noninterest income increased by $316,000 year-over-year. Offsetting these increases was an increase of $804,000 in noninterest expenses, of which $254,000 was in salaries and employee benefits, $246,000 in other operating expenses and $150,000 in occupancy expenses. One-time expenses of $254,000 related to a branch closure and pension expense were recorded in the second quarter of 2019.

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The following table presents summary income statements for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018 and the six months ended June 30, 2019 and June 30, 2018.

SUMMARY INCOME STATEMENT

(Dollars in thousands)

	For the three months ended			For the six months ended
	30-Jun-19	31-Mar-19	30-Jun-18	30-Jun-19	30-Jun-18
Interest income	$15,906	$15,806	$14,510	$31,712	$28,589
Interest expense	3,906	3,681	2,863	7,587	5,475
Net interest income	12,000	12,125	11,647	24,125	23,114
Provision for loan losses	125	-	-	125	-
Net interest income after provision for loan losses	11,875	12,125	11,647	24,000	23,114
Noninterest income	1,451	1,014	1,135	2,465	2,168
Noninterest expense	8,991	8,840	8,187	17,831	17,553
Income before income taxes	4,335	4,299	4,595	8,634	7,729
Income tax expense	791	796	813	1,587	1,353
Net income	$3,544	$3,503	$3,782	$7,047	$6,376

EPS Basic	$0.16	$0.16	$0.17	$0.32	$0.29
EPS Diluted	$0.16	$0.16	$0.17	$0.31	$0.28
Fully diluted, weighted average shares	22,433	22,430	22,580	22,432	22,551

Return on average assets, annualized	1.01%	1.01%	1.12%	1.01%	0.95%
Return on average equity, annualized	9.79%	10.02%	11.92%	9.90%	10.13%

Net Interest Income

Linked Quarter Basis

Net interest income was $12.0 million for the quarter ended June 30, 2019 compared with $12.1 million for the quarter ended March 31, 2019. This is a decrease of $125,000, or 1.0%.

Interest and dividend income on a linked quarter basis increased $100,000, or 0.6%, to $15.9 million for the second quarter of 2019. Interest income with respect to loans, excluding PCI loans, increased $221,000, or 1.8%, during the second quarter when compared with the first quarter of 2019. This increase was attributed to continued loan growth on a linked quarter basis. The average balance of loans, excluding PCI loans, increased $12.4 million, or 5.0%, on an annualized basis. The yield on loans decreased slightly, from 5.04% in the first quarter of 2019 to 5.01% in the second quarter of 2019. Interest income with respect to PCI loans was $1.3 million in each of the first and second quarters of 2019. Interest income on securities decreased $105,000 on a linked quarter basis and was negatively impacted by prepayments during the second quarter.

Securities income equaled $2.0 million on a tax-equivalent basis for the second quarter of 2019, which was a decrease of $120,000 from the first quarter of 2019. The tax-equivalent yield on the securities portfolio was 3.23% in the second quarter of 2019 compared with a tax-equivalent yield of 3.35% in the first quarter of 2019. Second quarter securities income was negatively impacted by the write-off of premiums resulting from accelerated payments on securities recorded at book values above par value.

The combination of tax equivalent yields within the asset mix resulted in a yield on earning assets of 4.88% for the second quarter of 2019, down from 4.95% in the first quarter of 2019.

Interest expense of $3.9 million in the second quarter of 2019 was an increase of $225,000, or 6.1%, on a linked quarter basis. Interest on deposits increased $355,000, or 11.0%. Interest on borrowed funds decreased by $130,000, or 29.1%. Average interest bearing on deposits increased by $18.3 million, or 1.8%. The cost of these deposits increased from 1.31% in the first quarter of 2019 to 1.41% in the second quarter of 2019, resulting in an 11.0% increase in interest expense. The increased rates paid on interest bearing deposits resulted in an increase in the cost of interest bearing liabilities from 1.38% in the first quarter of 2019 to 1.45% in the second quarter of 2019.

With the changes in interest income noted above, the tax-equivalent net interest margin declined from 3.81% in the first quarter of 2019 to 3.69% in the second quarter of 2019. Likewise, the interest spread decreased from 3.57% to 3.43% on a linked quarter basis.

Year-Over-Year Six Months

Net interest income was $24.1 million for the first six months of 2019, or an increase of $1.0 million, or 4.4%, when comparing the first six months of 2018 and 2019. The yield on earning assets was 4.92% for the first six months of 2019 compared with 4.62% for the first six months of 2018. Interest and fees on loans of $25.1 million in the first half of 2019 was an increase of $2.8 million compared with $22.2 million for the same period in 2018. Interest and fees on PCI loans declined $128,000 over this same time frame. Securities income increased $313,000 for the first six months of 2019 compared with the same period in 2018. On a tax-equivalent basis, income on securities increased $253,000. The tax-equivalent yield on the portfolio increased and was 3.29% for the first half of 2019 compared with 3.04% for the same period in 2018.

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Interest expense of $7.6 million represented an increase of $2.1 million in the first six months of 2019 compared with the same period in 2018. Average interest bearing liabilities increased $21.8 million, or 2.1%. The cost of interest bearing liabilities increased from 1.04% for the first six months of 2018 to 1.41% for the first six months of 2019. Driving the increase was growth of $78.8 million, or 14.2%, in the average balance of time deposits, from $556.5 million for the first half of 2018 to $635.4 million for the same period in 2019. This growth in time deposits, as a result of higher rates, came partly from a shift away from savings and money market accounts, which experienced a decline of $19.6 million in average balances between the comparison periods.

The tax equivalent net interest margin was 3.75% for each of the first six months of 2018 and 2019. While the yield on earning assets increased by 30 basis points over this time frame, the competition for funding pushed the cost of interest bearing liabilities up 37 basis points, from 1.04% to 1.41%. The net interest spread declined by seven basis points, -from 3.58% for the first six months of 2018 to 3.51% for the first six months of 2019. The margin remained stable as a result of growth of $16.4 million, or 13.1%, in the average balance in shareholders’ equity and growth of $15.2 million, or 10.1%, in the average balance of noninterest bearing deposits.

Year-Over-Year Quarter

Net interest income increased $353,000, or 3.0%, from the second quarter of 2018 to the second quarter of 2019. Net interest income was $12.0 million in the second quarter of 2019 compared with $11.6 million for the same period in 2018. Interest and dividend income increased $1.4 million, or 9.6%, over this time period. The increase in interest income was generated by an increase of $49.8 million, or 3.9%, in the level of average earning assets coupled with an increase in the yield on earning assets. The yield on earning assets increased from 4.64% in the second quarter of 2018 to 4.88% in the second quarter of 2019. The average balance of loans, excluding PCI loans, increased $52.5 million, or 5.5%, from $959.0 million in the second quarter of 2018 to $1.011 billion in the second quarter of 2019. Interest income on securities was $1.9 million in the second quarter of 2019, which was an increase of $80,000 over the second quarter of 2018. On a tax-equivalent basis, the yield on investment securities increased 12 basis points and was 3.23% in the second quarter of 2019 and 3.11% in the second quarter of 2018.

Interest on PCI loans was $1.3 million in each of the second quarters of 2019 and 2018. The average balance of the PCI portfolio declined $4.9 million during the year-over-year comparison period.

Interest expense increased $1.0 million, or 36.4%, when comparing the second quarter of 2019 and the second quarter of 2018. Interest expense on deposits increased $1.2 million, or 52.4%, as the average balance of interest bearing deposits increased $63.8 million, or 6.7%. The increase in deposit cost was driven by an increase in time deposit average balances, which increased $86.1 million, or 15.3%, year-over-year. Likewise, the cost of these balances increased $1.2 million, from 1.41% to 1.98%, over the same time frame. FHLB and other borrowings decreased, on average, $44.3 million year-over-year, and there was an increase in the rate paid, from 1.87% in the second quarter of 2018 to 2.08% in the second quarter of 2019. The decrease in balance more than offset the increase in rate and resulted in a decrease in the expense of this wholesale funding source of $172,000, to $310,000 in the second quarter of 2019. The average balance of FHLB and other borrowings was $58.9 million in the second quarter of 2019. Overall, the Bank’s cost of interest bearing liabilities increased 37 basis points, from 1.08% in the second quarter of 2018 to 1.45% in the second quarter of 2019.

The tax-equivalent net interest margin decreased four basis points, from 3.73% in the second quarter of 2018 to 3.69% in the second quarter of 2019. Likewise, the interest spread decreased from 3.56% to 3.43% over the same time period.  The decrease in the margin was precipitated by the increase in the cost of interest bearing liabilities without a corresponding increase in the yield on earning assets.

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The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018 and the six months ended June 30, 2019 and June 30, 2018.

NET INTEREST MARGIN

(Dollars in thousands)

	For the three months ended
	30-Jun-19	31-Mar-19	30-Jun-18
Average interest earning assets	$1,316,422	$1,304,842	$1,266,663
Interest income	$15,906	$15,806	$14,510
Interest income - tax-equivalent	$16,018	$15,933	$14,656
Yield on interest earning assets	4.88%	4.95%	4.64%
Average interest bearing liabilities	$1,080,315	$1,082,186	$1,064,626
Interest expense	$3,906	$3,681	$2,863
Cost of interest bearing liabilities	1.45%	1.38%	1.08%
Net interest income	$12,000	$12,125	$11,647
Net interest income - tax-equivalent	$12,112	$12,252	$11,793
Interest spread	3.43%	3.57%	3.56%
Net interest margin	3.69%	3.81%	3.73%

	For the six months ended
	30-Jun-19	30-Jun-18
Average interest earning assets	$1,310,550	$1,260,243
Interest income	$31,712	$28,589
Interest income - tax-equivalent	$31,951	$28,887
Yield on interest earning assets	4.92%	4.62%
Average interest bearing liabilities	$1,081,245	$1,059,482
Interest expense	$7,587	$5,475
Cost of interest bearing liabilities	1.41%	1.04%
Net interest income	$24,125	$23,114
Net interest income - tax-equivalent	$24,363	$23,412
Interest spread	3.51%	3.58%
Net interest margin	3.75%	3.75%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a provision for loan losses of $125,000 on the loan portfolio, excluding PCI loans, during the second quarter of 2019 compared with no provision for loan losses in the first quarter of 2019 and in the second quarter of 2018. The provision recognized in the second quarter of 2019 was due to loan growth of $26.3 million, or 2.6%, during the quarter and an uptick in delinquencies less than 90 days past due and still accruing interest. There was no provision for loan losses on the PCI loan portfolio during the first and second quarters of 2019 or during the first and second quarters of 2018. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.5 million for the second quarter of 2019, an increase of $437,000 compared with $1.0 million for the first quarter of 2019. Securities gains of $238,000 in the second quarter of 2019 compared with securities losses of $14,000 in the first quarter of 2019 represents an increase of $252,000 on a linked quarter basis. Also increasing were service charges and fees, which increased by $98,000 over the linked quarters. Other noninterest income of $222,000 was an increase of $46,000 from the first quarter of 2019. Mortgage loan income increased by $38,000 and was $100,000 in the second quarter of 2019.

Year-Over-Year Six Months

Noninterest income was $2.5 million for the first six months of 2019, an increase of $297,000, or 13.7%, compared with $2.2 million for the first six months of 2018. Gain on securities transactions increased $210,000 and was $224,000 for the first six months of 2019 compared with $14,000 for the same period in 2018. Service charges and fees were $1.3 million for the first six months of 2019, an increase of $124,000 compared with the same period in 2018. Other noninterest income was $398,000 for the first half of 2019, an increase of $47,000 versus the first half of 2018. Partially offsetting these increases was a decline of $29,000 in mortgage loan income, which was $162,000 for the first six months of 2019.

Year-Over-Year Quarter

Noninterest income increased $316,000, or 27.8%, and was $1.5 million in the second quarter of 2019 compared with $1.1 million for the second quarter of 2018. Securities gains increased $254,000 year-over-year and were $238,000 in the second quarter of 2019. Service charges on deposit accounts were $707,000 in the second quarter of 2019 and increased $96,000 year-over-year. Mortgage loan income of $100,000 in the second quarter of 2019 was an increase of $20,000 over the same period in 2018.

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Noninterest Expenses

One-time costs of $254,000 in the second quarter of 2019 included $210,000 associated with the closing of an underperforming branch (occupancy expense, $103,000; other real estate expense, $62,000; salaries, $45,000) and $44,000 in one-time pension costs, which are included in salary expenses, from a senior officer retirement. These expenses affect each of the comparison periods.

Linked Quarter Basis

Noninterest expenses totaled $9.0 million for the second quarter of 2019, as compared with $8.8 million for the first quarter of 2019, an increase of $151,000, or 1.7%. Other operating expenses exhibited the largest increase, $121,000. This increase was driven by $239,000 in credit expenses versus $63,000 the prior quarter. The next largest increase on a linked quarter basis was other real estate expenses, which increased $113,000. Salaries and employee benefits decreased $108,000, or 2.0% on a linked quarter basis. Equipment expenses increased $13,000, FDIC assessment increased $12,000, data processing fees increased $11,000 and occupancy expenses decreased $11,000.

Year-Over-Year Six Months

Noninterest expenses were $17.8 million for the first six months of 2019, as compared with $17.6 million for the same period in 2018. This is an increase of $278,000, or 1.6%. Occupancy expenses increased $268,000, or 17.0%. Data processing fees increased $162,000, or 16.4% and were $1.1 million for the first six months of 2019. Equipment expenses increased by $117,000 and were $775,000 for the first six months of 2019. Offsetting these increases, salaries and employee benefits decreased $214,000 for the first six months of 2019 compared with the same period in 2018. Also impacting noninterest expenses for the first six months of 2018 compared with the same period in 2017 was a decrease in FDIC assessment of $92,000.

Year-Over-Year Quarter

Noninterest expenses were $9.0 million in the second quarter of 2019 and increased $804,000, or 9.8%, compared with the same period in 2018. Salaries and employee benefits of $5.3 million increased $254,000, or 5.1% year-over-year. Other operating expenses of $1.6 million increased $246,000 year-over-year. This increase was primarily the result of increased credit expense in the second quarter of 2019 of $138,000, an increase in stationery, printing and supplies of $66,000 and an increase in bank franchise tax of $41,000. Occupancy expenses of $919,000 show an increase of $150,000 over the same period in 2018. Other real estate expenses of $105,000 in the second quarter of 2019 were $60,000 greater than the same period in 2018. Data processing fees of $579,000 in the second quarter of 2019 were $80,000 greater than one year earlier. FDIC assessment of $162,000 in the second quarter of 2019 decreased $36,000 from one year earlier.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended June 30, 2019, March 31, 2019, December 31, 2018 and June 30, 2018.

OTHER OPERATING EXPENSES
(Dollars in thousands)	For the three months ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Jun-18
Bank franchise tax	$220	$220	$179	$179
Telephone and internet line	50	56	53	51
Stationery, printing and supplies	151	167	163	85
Marketing expense	151	170	146	133
Credit expense	239	63	128	101
Outside vendor fees	159	139	177	154
Other expenses	589	623	619	610
Total other operating expenses	$1,559	$1,438	$1,465	$1,313

Income Taxes

Income tax expense was $791,000 for the three months ended June 30, 2019, compared with income tax expense of $796,000 for the first quarter of 2019 and $813,000 for the second quarter of 2018. For the six months ended June 30, 2019, income tax expense was $1.6 million compared with $1.4 million for the first six months of 2018. The effective tax rate for the second quarter of 2019 was 18.2% versus 18.5% for the first quarter of 2019 and 17.7% in the second quarter of 2018. For the first six months of 2019, the effective tax rate was 18.4% and for the same period in 2018 it was 17.5%. The increase in the effective tax rate was primarily from lower tax-exempt income from municipalities.

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FINANCIAL CONDITION

Total assets increased $38.0 million, or 2.7%, during the first six months of 2019 to $1.431 billion at June 30, 2019. Total assets increased $77.3 million, or 5.7%, since June 30, 2018. Total loans, excluding PCI loans, were $1.024 billion at June 30, 2019, increasing $30.5 million, or 3.1%, from year end 2018 and $56.9 million, or 5.9%, from June 30, 2018.  Total PCI loans were $35.9 million at June 30, 2019 versus $38.3 million at year end 2018 and $39.9 million at June 30, 2018.

During the second quarter of 2019, total loan growth was $26.3 million, or 2.6%. Construction and land development loans grew by $13.5 million, or 10.9%, and totaled $137.0 million at June 30, 2019. Commercial mortgage loans, the largest category of loans, grew by $9.6 million, or 2.5%, and were $388.8 million at June 30, 2019. Residential 1 – 4 family loans grew by $4.3 million, or 2.0%.

During the first six months of 2019, loans grew by $30.5 million, or 3.1%. Construction and land development loans grew by $16.5 million, or 13.7%, commercial mortgage loans grew by $8.8 million, or 2.3%, and residential 1 – 4 family mortgages grew by $3.4 million.

The Company’s loan portfolio exhibited balanced growth when comparing June 30, 2019 and June 30, 2018. Total loans grew $56.9 million, or 5.9%, over the time frame with commercial loans growing by $21.0 million, or 12.3%, followed by growth of $17.8 million, or 15.0%, in construction and land development loans, and $12.6 million in commercial mortgage loans.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at June 30, 2019, March 31, 2019, December 31, 2018 and June 30, 2018.

LOANS (excluding PCI loans)
(Dollars in thousands)	30-Jun-19		31-Mar-19		31-Dec-18		30-Jun-18
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$219,690	21.45%	$215,348	21.58%	$216,268	21.77%	$217,610	22.50%
Commercial	388,750	37.95	379,112	37.99	379,904	38.23	376,134	38.88
Construction and land development	136,951	13.37	123,475	12.37	120,413	12.12	119,110	12.31
Second mortgages	6,803	0.66	6,966	0.70	6,778	0.68	7,387	0.76
Multifamily	57,251	5.59	57,931	5.81	59,557	5.99	54,329	5.62
Agriculture	10,617	1.04	10,780	1.08	8,370	0.84	7,467	0.77
Total real estate loans	820,062	80.06	793,612	79.53	791,290	79.63	782,037	80.84
Commercial loans	191,032	18.66	190,832	19.12	188,722	18.99	170,065	17.58
Consumer installment loans	11,603	1.13	11,923	1.19	12,048	1.21	13,717	1.42
All other loans	1,553	0.15	1,615	0.16	1,645	0.17	1,542	0.16
Gross loans	1,024,250	100.00%	997,982	100.00%	993,705	100.00%	967,361	100.00%
Allowance for loan losses	(8,819)		(8,661)		(8,983)		(9,089)
Loans, net of unearned income	$1,015,431		$989,321		$984,722		$958,272

The Company’s securities portfolio, excluding restricted equity securities, increased $3.4 million since year end 2018 to total $252.3 million at June 30, 2019. Securities balances increased $9.1 million since June 30, 2018. Net gains of $238,000 were realized during the second quarter of 2019 through sales and call activity. For the first six months of 2019, there have been net gains of $224,000 realized through sales and call activity. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $32.8 million, $34.2 million and $23.8 million at June 30, 2019, December 31, 2018 and June 30, 2018, respectively. There were federal funds sold of $228,000 at June 30, 2019 and $180,000 at June 30, 2018. This compares with federal funds purchased of $19.4 million at December 31, 2018. Interest bearing bank deposits were $14.7 million at June 30, 2019 compared with $15.9 million at December 31, 2018 and $12.0 million at June 30, 2018.

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The following table shows the composition of the Company's securities portfolio, excluding restricted equity securities, at June 30, 2019, March 31, 2019, December 31, 2018 and June 30, 2018.

SECURITIES PORTFOLIO
(Dollars in thousands)	30-Jun-19		31-Dec-18		30-Jun-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$22,972	$22,898	$13,460	$13,124	$25,021	$24,520
U.S. Government agencies	24,375	24,222	24,689	24,609	9,077	9,124
State, county, and municipal	94,175	97,290	112,465	112,542	120,935	120,079
Mortgage backed securities	50,025	50,635	46,877	46,417	22,479	21,828
Asset backed securities	10,763	10,790	5,342	5,411	15,057	14,954
Corporate	6,007	6,069	4,685	4,623	8,539	8,658
Total securities available for sale	$208,317	$211,904	$207,518	$206,726	$201,108	$199,163

	30-Jun-19		31-Dec-18		30-Jun-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$10,000	$9,941	$10,000	$9,790	$10,000	$9,713
State, county, and municipal	30,368	31,267	32,108	32,463	33,585	33,792
Mortgage backed securities	-	-	-	-	404	409
Total securities held to maturity	$40,368	41,208	$42,108	$42,253	$43,989	$43,914

Interest bearing deposits at June 30, 2019 were $1.036 billion, an increase of $35.9 million from December 31, 2018 and $63.9 million greater than at June 30, 2018. Time deposits less than or equal to $250,000 have shown the largest dollar volume growth during 2019 with $23.4 million in additional balances and now totaling $508.6 million. Time deposits over $250,000 grew by $9.8 million and were $138.8 million at June 30, 2019. Money market deposit accounts grew $3.8 million, or 3.0%.

The following table compares the mix of interest bearing deposits at June 30, 2019, March 31, 2019, December 31, 2018 and June 30, 2018.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	30-Jun-19	31-Mar-19	31-Dec-18	30-Jun-18
NOW	$163,224	$151,647	$165,946	$162,984
MMDA	130,720	123,024	126,933	145,071
Savings	94,508	94,229	92,910	94,498
Time deposits less than or equal to $250,000	508,598	499,698	485,155	452,734
Time deposits over $250,000	138,759	133,817	128,945	116,657
Total interest bearing deposits	$1,035,809	$1,002,415	$999,889	$971,944

FHLB advances were $48.7 million at June 30, 2019, compared with $59.4 million at December 31, 2018 and $90.7 million at June 30, 2018.

Shareholders’ equity was $147.4 million at June 30, 2019, $137.5 million at December 31, 2018 and $128.6 million at June 30, 2018. Shareholders’ equity to assets was 10.3% at June 30, 2019, 9.9% at December 31, 2018 and 9.5% at June 30, 2018.

Asset Quality – non-covered assets

The allowance for loan losses equaled 79.9% of nonaccrual loans at June 30, 2019, compared with 78.8% at March 31, 2019, 94.6% at December 31, 2018 and 97.3% at June 30, 2018. The ratio of nonperforming assets to loans and OREO was 1.17% at June 30, 2019, 1.22% at March 31, 2019, 1.07% at December 31, 2018 and 1.29% at June 30, 2018.

8

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2019		2018
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,661	$8,983	$8,993	$9,089	$8,968
Provision for loan losses	125	-	-	-	-
Net recoveries (charge-offs)	33	(322)	(10)	(96)	121
End of period	$8,819	$8,661	$8,983	$8,993	$9,089

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Dollars in thousands)	2019		2018
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Nonaccrual loans	$11,045	$10,990	$9,500	$8,894	$9,343
Total nonperforming loans	11,045	10,990	9,500	8,894	9,343
Other real estate owned	983	1,225	1,099	1,732	3,147
Total nonperforming assets	$12,028	$12,215	$10,599	$10,626	$12,490
Allowance for loan losses to loans	0.86%	0.87%	0.90%	0.93%	0.94
Allowance for loan losses to nonaccrual loans	79.85	78.81	94.57	101.11	97.28
Nonperforming assets to loans and other real estate	1.17	1.22	1.07	1.10	1.29
Net (recoveries)/charge-offs/for quarter to average loans, annualized	(0.01)%	0.13%	0.00%	0.04%	(0.05)

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2019, December 31, 2018 and June 30, 2018 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Dollars in thousands)	30-Jun-19	31-Dec-18	30-Jun-18
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$2,148	$1,257	$1,578
Commercial	1,388	2,123	2,274
Construction and land development	4,091	4,571	5,184
Multifamily	2,526	-	-

Total real estate loans	$10,153	$7,951	$9,036
Commercial loans	886	1,549	307
Consumer installment loans	6	-	-
Gross loans	$11,045	$9,500	$9,343

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.5% at June 30, 2019 compared with 13.3% at December 31, 2018. The tier 1 risk-based capital ratio was 12.7% at June 30, 2019 and 12.6% at December 31, 2018. The Company’s tier 1 leverage ratio was 10.5% at June 30, 2019 and 10.2% at December 31, 2018.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.7% at June 30, 2019 and 12.6% at December 31, 2018.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, July 26, 2019, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2019. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

9

A replay of the conference call will be available from 12:00 noon Eastern Time on July 26, 2019, until 9:00 a.m. Eastern Time on August 16, 2019. The replay will be available by dialing 877-344-7529 and entering access code 10133022 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 19 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices. The Bank’s Cumberland office in Virginia will close on August 2, 2019.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	30-Jun-19	31-Dec-18	30-Jun-18
Assets
Cash and due from banks	$17,858	$18,292	$11,607
Interest bearing bank deposits	14,696	15,927	12,020
Federal funds sold	228	-	180
Total cash and cash equivalents	32,782	34,219	23,807

Securities available for sale, at fair value	211,904	206,726	199,163
Securities held to maturity, at cost	40,368	42,108	43,989
Equity securities, restricted, at cost	7,718	7,800	8,935
Total securities	259,990	256,634	252,087

Loans held for resale	639	146	-

Loans	1,024,250	993,705	967,361
Purchased credit impaired (PCI) loans	35,898	38,285	39,911
Allowance for loan losses	(8,819)	(8,983)	(9,089)
Allowance for loan losses – PCI loans	(156)	(156)	(200)
Net loans	1,051,173	1,022,851	997,983

Bank premises and equipment, net	30,635	31,488	30,423
Bank premises and equipment held for sale	1,252	1,252	552
Leased assets	6,944	-	-
Other real estate owned	983	1,099	3,147
Bank owned life insurance	29,199	28,834	28,466
Other assets	17,534	16,627	17,403
Total assets	$1,431,131	$1,393,150	$1,353,868

Liabilities
Deposits:
Noninterest bearing	$180,399	$165,086	$151,956
Interest bearing	1,035,809	999,889	971,944
Total deposits	1,216,208	1,164,975	1,123,900

Federal funds purchased	-	19,440	-
Federal Home Loan Bank borrowings	48,696	59,447	90,691
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	7,192	-	-
Other liabilities	7,515	7,703	6,509
Total liabilities	1,283,735	1,255,689	1,225,224

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,258,456, 22,132,304, and 22,111,495 shares issued and outstanding, respectively)	223	221	221
Additional paid in capital	149,752	148,763	148,242
Retained deficit	(4,529)	(10,244)	(17,556)
Accumulated other comprehensive income (loss)	1,950	(1,279)	(2,263)
Total shareholders' equity	147,396	137,461	128,644
Total liabilities and shareholders' equity	$1,431,131	$1,393,150	$1,353,868

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2019	30-Jun-19	31-Mar-19	2018	30-Jun-18	31-Mar-18
Interest and dividend income
Interest and fees on loans	$25,059	$12,640	$12,419	$22,229	$11,353	$10,876
Interest and fees on PCI loans	2,544	1,251	1,293	2,672	1,274	1,398
Interest on federal funds sold	5	5	-	1	1	-
Interest on deposits in other banks	213	117	96	109	69	40
Interest and dividends on securities
Taxable	2,994	1,472	1,522	2,452	1,266	1,186
Nontaxable	897	421	476	1,126	547	579
Total interest and dividend income	31,712	15,906	15,806	28,589	14,510	14,079
Interest expense
Interest on deposits	6,823	3,589	3,234	4,498	2,355	2,143
Interest on borrowed funds	764	317	447	977	508	469
Total interest expense	7,587	3,906	3,681	5,475	2,863	2,612

Net interest income	24,125	12,000	12,125	23,114	11,647	11,467
Provision for loan losses	125	125	-	-	-	-
Net interest income after provision for loan losses	24,000	11,875	12,125	23,114	11,647	11,467

Noninterest income
Service charges and fees	1,316	707	609	1,192	611	581
Gain (loss) on securities transactions, net	224	238	(14)	14	(16)	30
Gain on sale of loans	-	-	-	53	53	-
Income on bank owned life insurance	365	184	181	367	184	183
Mortgage loan income	162	100	62	191	80	111
Other	398	222	176	351	223	128
Total noninterest income	2,465	1,451	1,014	2,168	1,135	1,033

Noninterest expense
Salaries and employee benefits	10,654	5,273	5,381	10,868	5,019	5,849
Occupancy expenses	1,849	919	930	1,581	769	812
Equipment expenses	775	394	381	658	344	314
FDIC assessment	312	162	150	404	198	206
Data processing fees	1,147	579	568	985	499	486
Other real estate expenses, net	97	105	(8)	95	45	50
Other operating expenses	2,997	1,559	1,438	2,962	1,313	1,649
Total noninterest expense	17,831	8,991	8,840	17,553	8,187	9,366

Income before income taxes	8,634	4,335	4,299	7,729	4,595	3,134
Income tax expense	1,587	791	796	1,353	813	540
Net income	$7,047	$3,544	$3,503	$6,376	$3,782	$2,594

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Interest and dividend income
Interest and fees on loans	$12,640	$12,419	$12,169	$11,893	$11,353
Interest and fees on PCI loans	1,251	1,293	1,285	1,265	1,274
Interest on federal funds sold	5	-	4	-	1
Interest on deposits in other banks	117	96	100	94	69
Interest and dividends on securities
Taxable	1,472	1,522	1,442	1,364	1,266
Nontaxable	421	476	508	528	547
Total interest and dividend income	15,906	15,806	15,508	15,144	14,510
Interest expense
Interest on deposits	3,589	3,234	3,060	2,699	2,355
Interest on borrowed funds	317	447	355	465	508
Total interest expense	3,906	3,681	3,415	3,164	2,863

Net interest income	12,000	12,125	12,093	11,980	11,647
Provision for loan losses	125	-	-	-	-
Net interest income after provision for loan losses	11,875	12,125	12,093	11,980	11,647

Noninterest income
Service charges and fees	707	609	692	626	611
Gain (loss) on securities transactions, net	238	(14)	(12)	68	(16)
Gain on sale of loans	-	-	-	65	53
Income on bank owned life insurance	184	181	184	184	184
Mortgage loan income	100	62	31	97	80
Other	222	176	189	171	223
Total noninterest income	1,451	1,014	1,084	1,211	1,135

Noninterest expense
Salaries and employee benefits	5,273	5,381	5,580	5,029	5,019
Occupancy expenses	919	930	827	780	769
Equipment expenses	394	381	374	366	344
FDIC assessment	162	150	177	195	198
Data processing fees	579	568	655	482	499
Other real estate expenses, net	105	(8)	(45)	63	45
Other operating expenses	1,559	1,438	1,465	1,376	1,313
Total noninterest expense	8,991	8,840	9,033	8,291	8,187

Income before income taxes	4,335	4,299	4,144	4,900	4,595
Income tax expense	791	796	787	945	813
Net income	$3,544	$3,503	$3,357	$3,955	$3,782

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended June 30, 2019			Three months ended June 30, 2018
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,011,448	$12,640	5.01%	$958,955	$11,353	4.75%
PCI loans, including fees	36,212	1,251	13.67	41,157	1,274	12.24
Total loans	1,047,660	13,891	5.32	1,000,112	12,627	5.06
Interest bearing bank balances	19,436	117	2.41	14,819	69	1.85
Federal funds sold	799	5	2.36	87	1	1.82
Securities (taxable)	189,429	1,472	3.11	174,781	1,266	2.90
Securities (tax exempt)(1)	59,098	533	3.60	76,864	693	3.61
Total earning assets	1,316,422	16,018	4.88	1,266,663	14,656	4.64
Allowance for loan losses	(8,820)			(9,271)
Non-earning assets	102,513			92,502
Total assets	$1,410,115			$1,349,894

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$156,053	$86	0.22	$157,028	$80	0.20
Savings and money market	217,219	307	0.57	238,583	309	0.52
Time deposits	647,159	3,196	1.98	561,056	1,966	1.41
Total interest bearing deposits	1,020,431	3,589	1.41	956,667	2,355	0.99
Short-term borrowings	996	7	2.70	4,771	26	2.20
FHLB and other borrowings	58,888	310	2.08	103,188	482	1.87
Total interest bearing liabilities	1,080,315	3,906	1.45	1,064,626	2,863	1.08
Noninterest bearing deposits	170,783			152,498
Other liabilities	14,183			5,909
Total liabilities	1,265,281			1,223,033
Shareholders’ equity	144,834			126,861
Total liabilities and shareholders’ equity	$1,410,115			$1,349,894
Net interest earnings		$12,112			$11,793
Interest spread			3.43%			3.56%
Net interest margin			3.69%			3.73%

Tax-equivalent adjustment:
Securities		$111			$146

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,005,168	$25,059	5.03%	$951,201	$22,229	4.71%
PCI loans, including fees	36,993	2,544	13.68	42,257	2,672	12.58
Total loans	1,042,161	27,603	5.34	993,458	24,901	5.05
Interest bearing bank balances	16,920	213	2.53	11,955	109	1.83
Federal funds sold	429	5	2.36	72	1	1.71
Securities (taxable)	187,908	2,994	3.19	175,667	2,452	2.79
Securities (tax exempt)(1)	63,132	1,135	3.60	79,091	1,424	3.60
Total earning assets	1,310,550	31,950	4.92	1,260,243	28,887	4.62
Allowance for loan losses	(8,951)			(9,224)
Non-earning assets	99,758			90,567
Total assets	$1,401,357			$1,341,586

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$156,908	$173	0.22	$156,359	$156	0.20
Savings and money market	219,071	600	0.55	238,660	624	0.53
Time deposits	635,354	6,050	1.92	556,546	3,718	1.35
Total interest bearing deposits	1,011,333	6,823	1.36	951,565	4,498	0.95
Short-term borrowings	3,900	56	2.91	3,563	37	2.12
FHLB and other borrowings	66,012	708	2.13	104,354	940	1.79
Total interest bearing liabilities	1,081,245	7,587	1.41	1,059,482	5,475	1.04
Noninterest bearing deposits	165,668			150,446
Other liabilities	12,078			5,731
Total liabilities	1,258,991			1,215,659
Shareholders’ equity	142,366			125,927
Total liabilities and shareholders’ equity	$1,401,357			$1,341,586
Net interest earnings		$24,363			$23,412
Interest spread			3.51%			3.58%
Net interest margin			3.75%			3.75%

Tax-equivalent adjustment:
Securities		$238			$299

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

15